1
EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.
333-287636, Nos. 333-256538, Nos. 333-230843, Nos. 333-225350, Nos. 333-188993,
and Nos. 333-
188990) of The Cato Corporation of our report dated March 25, 2026 relating to the financial statements,
financial statement schedule and the effectiveness of internal control over financial reporting, which
appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
March 25, 2026